UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&Q Life Sciences Investors
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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H&Q LIFE SCIENCES INVESTORS

2 Liberty Square, 9th Floor
Boston, Massachusetts 02109
(617) 772-8500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of H&Q LIFE SCIENCES INVESTORS:

A Special Meeting of Shareholders of H&Q Life Sciences Investors (the “Fund”) will be held on Tuesday, May 3, 2011 at 9:00 a.m. at the Fund’s offices, 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109, for the following purposes:

(1)  The approval of an amendment to the Fund’s Declaration of Trust to remove certain limitations on the Trustees’ authority to cause the Fund to repurchase its outstanding shares; and

(2)  The transaction of such other business as may properly come before the Special Meeting and any adjournment(s) or postponement(s) thereof.

Shareholders of record at the close of business on March 25, 2011 will be entitled to vote at the Special Meeting or at any adjournment(s) or postponement(s) thereof.

By Order of the Board of Trustees,

Daniel R. Omstead, Ph.D.

President

April 1, 2011

Please complete, date and sign the Proxy for the shares held by you and return the Proxy in the envelope provided so that your vote can be recorded. No postage is required if the envelope is mailed in the United States. It is important that you return your signed Proxy promptly, regardless of the size of your holdings, so that a quorum may be assured.  You may also register your vote by telephone or through the Internet as described on the enclosed proxy card.

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H&Q LIFE SCIENCES INVESTORS

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of H&Q Life Sciences Investors (the “Fund”) of proxies to be voted at the Special Meeting of Shareholders of the Fund to be held on May 3, 2011 (the “Special Meeting”), and any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Special Meeting, dated April 1, 2011. This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about April 1, 2011.

Proposal 1 relates to the amendment of the Fund’s Declaration of Trust to remove certain limitations on the Trustees’ authority to cause the Fund to repurchase its outstanding shares.

The Fund will furnish, without charge, a copy of its Annual Report, or the most recent Semi-Annual Report succeeding the Annual Report, if any, to a shareholder upon request. Requests may be sent to the Fund at 2 Liberty Square, 9th Floor, Boston, MA 02109 or be made by calling (800) 451-2597.

Proposal 1
AMENDMENT TO THE DECLARATION OF TRUST

The Trustees have approved and recommend that the shareholders of the Trust authorize the Trustees to adopt and execute Amendment No. 2 to the Declaration of Trust in the form attached to this proxy statement as Exhibit A (the “Declaration Amendment”). If the proposal is approved, the Declaration Amendment would amend Section 3.4 of the Trust’s existing Declaration of Trust (the “Declaration of Trust”) as described below and in Exhibit A.  The Declaration Amendment is intended to give the Trustees the ability to cause the Fund to repurchase its outstanding shares (i) without regard to the price at which the Fund’s shares trade in the market and the amount of the discount that such price represents relative to the net asset value per share from time to time and (ii) at a price per share in excess of 90% of the net asset value per share.

Section 3.4 of the Declaration of Trustee presently reads as follows:

“The Trustees shall have the power to issue, sell, purchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the 1940 Act and the laws of the Commonwealth of Massachusetts governing business corporations; provided, however, that any repurchase of Shares may be made only if Shares are trading at a purchase price that is 10% or more below net asset value per Share and the Fund may purchase the Shares only at a purchase price that is 10% or more below net asset value per Share.”

If approved, the Declaration Amendment would delete the final clause of Section 3.4 to eliminate the restrictions on share repurchases based on the market price and repurchase price of shares.

ADOPTION OF THE DECLARATION AMENDMENT WILL NOT ALTER IN ANY WAY THE TRUSTEES’ EXISTING FIDUCIARY OBLIGATIONS TO ACT WITH DUE CARE AND IN THE INTERESTS OF THE FUND AND ITS SHAREHOLDERS. BEFORE DETERMINING TO CONDUCT SHARE REPURCHASES, THE TRUSTEES MUST FIRST CONSIDER THE INTERESTS OF THE FUND AND ITS SHAREHOLDERS AND THEN ACT IN ACCORDANCE WITH SUCH INTERESTS.

Adoption of the Declaration Amendment will not result in any changes in the Fund’s Trustees or officers or in the investment policies described in the Fund’s current prospectus. Under the Declaration of Trust, the Trustees may amend the Declaration of Trust with the affirmative vote of the lesser of: (a) 67% or more of the outstanding shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.

The Trustees believe that it would be in the best interest of the Fund and its shareholders to eliminate the provisions of the Declaration of Trust described above because these provisions limit the authority of the Trustees to cause the Fund to repurchase its outstanding shares in the open market or through tender offers (“Share Repurchases”) as a possible means of narrowing trading discounts or for other purposes.  The Fund’s shares are listed for trading on the New York Stock Exchange (“NYSE”), are not subject to redemption at the option of shareholders, and are bought and sold on the open market.  As such, the Fund’s shares may trade at a discount or premium to the Fund’s net asset value.  Like the shares of many other closed-end funds, the price at which the Fund’s shares have traded in the secondary market has been higher or lower than the Fund’s net asset value per share from time to time.  There are several measures that may reduce or eliminate a trading discount, including public relations programs, a managed distribution policy, and Share Repurchases.  Although the Trustees do not have a duty to take action to eliminate or reduce a trading discount, as part of their efforts to enhance shareholder value, the Trustees regularly consider whether the Fund’s shares are trading in the market at a discount to the net asset value per share and various options to address any discount.  For example, the Trustees have adopted and the Fund implements a managed distribution policy pursuant to which the Fund currently declares and pays a distribution (in cash or shares, as instructed by shareholders) in an amount equal to 2% of its net asset value per fiscal quarter.  The Trustees annually consider whether to cause the Fund to make Share Repurchases, and the Trustees have in the past authorized Share Repurchases in the open market.  Share Repurchases are one option that the Trustees may consider when the Fund’s shares are trading at a discount, but the provisions of the Declaration of Trust prohibit the Fund from making Share Repurchases unless (i) the shares are trading in the market at a price that is 10% or more lower than the net asset value per share and (ii) the repurchase price is no higher than 90% of the net asset value per share.  The Trustees believe that this prohibition unduly restricts their ability to authorize Share Repurchases, should the Trustees determine that Share Repurchases are in the best interest of the Fund and its shareholders.

At this time the Trustees have not approved any Share Repurchase.  Any Share Repurchase would require the approval of a majority of the Trustees.  In considering a Share Repurchase proposal, the Trustees must act in accordance with their fiduciary duties and in a manner that the Trustees believe to be in the best interests of the Fund and its shareholders after considering a variety of relevant factors, including whether the Share Repurchase would be consistent with the investment and other policies of the Fund; the potential effect of the Share Repurchase on the asset size of the Fund, the Fund’s expense ratio and the ability of the Fund to implement its investment strategies and achieve its investment objective; the opportunity for liquidity offered by the Share Repurchase to participating shareholders; other steps the Trustees have taken or might take to address a discount and to create a measure of additional liquidity for Fund shareholders; the possibility that the Share Repurchase would have the effect of reducing the Fund’s trading discount, both on a near-term basis and over the long term; and such other factors as the Trustees deem relevant.

The Trustees believe that the proposed adoption of the Declaration Amendment is in the best interests of the Fund and its shareholders. Accordingly, the Trustees recommend that the shareholders vote FOR the proposal to approve the Declaration Amendment. If the proposal is not approved by the Fund’s shareholders, the Declaration of Trust will remain unchanged and in effect for the Fund.

Required Vote

Under the Declaration of Trust, the Trustees may amend the Declaration of Trust with the affirmative vote of the lesser of: (a) 67% or more of the outstanding shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund.  The Trustees recommend a vote FOR the amendment to the Declaration of Trust.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Trustees is not aware that any matters are to be presented for action at the Special Meeting other than the matter described above. Should other business properly be brought before the Special Meeting, it is intended that the accompanying Proxy will be voted thereon in accordance with the judgment of the persons named as proxies.

PROXIES AND VOTING AT THE SPECIAL MEETING

Shareholders who execute proxies may revoke them at any time before they are voted by written notice to the Secretary of the Fund at 2 Liberty Square, 9th Floor, Boston, MA 02109, by submitting a new proxy card or voting again by telephone or Internet or by casting a vote at the Special Meeting. Instructions on how to attend the meeting and vote in person can be obtained by calling (800) 451-2597. All valid proxies received prior to the Special Meeting, or any adjournment(s) or postponements(s) thereof, will be voted at the Special Meeting and any adjournments or postponements thereof.

The representation in person or by proxy of a majority of the outstanding shares of the Fund is necessary to constitute a quorum for transacting business at the Special Meeting.  Shareholders may be represented by Proxy at the Special Meeting by completing and returning the enclosed proxy card or by voting by telephone or through the Internet as described on the enclosed proxy card.  For purposes of determining the presence of a quorum, abstentions and broker “non-votes” will be treated as shares that are present. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. The Proposals to be voted upon by the shareholders involve matters that the NYSE considers to be routine and within the discretion of brokers to vote if no customer instructions are received.

Abstentions and broker non-votes will not be counted as votes in favor of, and depending upon the required vote may have the effect of votes against, Proposal 1.

Matters on which a choice has been provided will be voted as indicated on the proxy card and, if no instruction is given, the persons named as proxies will vote the shares represented thereby in favor of each Proposal, and will use their best judgment in connection with the transaction of such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

In the event that sufficient votes in favor of any Proposal set forth in the Notice of Special Meeting are not received by May 2, 2011 or the necessary quorum has not been obtained, or if other matters arise requiring shareholder attention, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the Special Meeting to permit further solicitation. Any such adjournment will require approval by a majority of the votes validly cast on the matter at the session of the Special Meeting to be adjourned. When voting on a proposed adjournment, the persons named as proxies will vote FOR the proposed adjournment all shares that they are entitled to vote with respect to each item, unless directed to vote AGAINST an item, in which case such shares will be voted AGAINST the proposed adjournment with respect to that item. A shareholder vote may be taken on one or more items prior to such adjournment if sufficient votes have been received and it is otherwise appropriate.  Abstentions and broker non-votes will be disregarded for purposes of voting on adjournments.

As of March 25, 2011, there were 22,061,029 shares of beneficial interest of HQL issued and outstanding. Shareholders will be entitled to one vote for each share held. Only shareholders of record at the close of business on March 25, 2011, the record date, will be entitled to vote at the Special Meeting. As of March 25, 2011, the Trustees and officers of the Fund individually and as a group beneficially owned less than 1% of the outstanding voting securities of the Fund. To the best of the Fund’s knowledge, based upon filings made with the U.S. Securities and Exchange Commission, as of March 25, 2011, no persons or group beneficially owned more than 5% of the voting securities of the Fund, except Western Investment LLC and its affiliates, which beneficially own approximately 6.1% of the voting securities of the Fund.

GENERAL

The Fund will pay the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, Internet, telephone or telegraph. The solicitation of proxies will be largely by mail, but may include telephonic, electronic or oral communication by The Altman Group, Inc., a professional proxy solicitor retained by the Fund for an estimated fee of $30,000 plus out-of-pocket expenses. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the shares of the Fund. The Fund may reimburse brokerage houses, nominees and other fiduciaries for postage and reasonable expenses incurred by them in the forwarding of proxy material to beneficial owners.  In addition, certain officers of the Fund and certain employees of the Adviser, who will receive no compensation for their services other than their regular salaries, may solicit the return of proxies personally or by telephone or facsimile.

A number of banks, brokers and financial institutions have instituted “householding.”  Under this practice, only one Proxy Statement may be delivered to multiple shareholders who share the same address and satisfy other conditions. The Fund will deliver promptly a separate copy of this Proxy Statement to a shareholder at a shared address upon request. To request a separate copy of this Proxy Statement, write or call the Fund at the address and phone number set forth above.

PROPOSALS FOR 2011 ANNUAL MEETING

The deadline to submit shareholder proposals for the Fund’s 2011 Annual Meeting for inclusion in the 2011 Proxy Statement and form of proxy or otherwise has passed.  However, in accordance with the Fund’s Bylaws, if the 2011 Annual Meeting date is more than 30 days before or after June 8, 2011, shareholder proposals may be provided to the Fund’s executive offices at 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109 by the later of the close of business on (x) the date ninety (90) days prior to the date of the 2011 Annual Meeting or (y) the tenth (10th) business day following the date on which the date of the 2011 Annual Meeting is first publicly announced or disclosed.  Additionally, in the event the date of the 2011 Annual Meeting is more than 30 days before or after June 8, 2011, shareholder proposals submitted to the Fund under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be submitted to the Fund’s executive offices a reasonable time before the company begins to print and send its proxy materials.  Submission of proposals does not insure that they will be included in the 2011 Proxy Statement or submitted for a vote at the 2011 Annual Meeting.

INFORMATION PERTAINING TO THE ADVISER

Hambrecht & Quist Capital Management LLC (the “Adviser”), a limited liability company under the laws of Delaware, is the investment adviser for the Fund. Under the Fund’s Investment Advisory Agreement, the Adviser is responsible for the management of the Fund’s assets, subject to the supervision of the Board of Trustees. The Adviser manages the investments of the Fund in accordance with its investment objective and policies. The Adviser is also obligated to supervise and perform certain administrative and management services and is obligated to provide the office space, facilities, equipment and personnel necessary to perform its duties. Except for a portion of the salary of the Fund’s Chief Compliance Officer, the salaries of all officers of the Fund and all personnel of the Fund or of the Adviser performing services relating to research, statistical or investment activities, and of all

Trustees who are Interested Persons of the Fund or of the Adviser, are paid by the Adviser. The Adviser is located at 2 Liberty Square, 9th Floor, Boston, MA 02109.

Daniel R. Omstead Ph.D serves as President and Chief Executive Officer of the Adviser. The address for Dr. Omstead is c/o the Adviser at 2 Liberty Square, 9th Floor, Boston, MA 02109.

INFORMATION PERTAINING TO THE CUSTODIAN AND ADMINISTRATOR AND
TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTRAR

The Fund’s securities and cash are held under a custodian contract by State Street Bank and Trust Company (“State Street”), whose principal business address is One Lincoln Street, Boston, MA 02111. State Street is also the Administrator of the Fund and also performs certain accounting related functions for the Fund, including calculation of net asset value and net income.

Computershare Inc. serves as Dividend Disbursing Agent. Computershare Trust Company, N.A., a fully owned subsidiary of Computershare Inc., serves as (1) the Plan Agent for the Fund’s Dividend Reinvestment Plan and (2) the Transfer Agent and Registrar for Shares of the Fund. Computershare Trust Company, N.A. and Computershare Inc. have their principal business at 250 Royall Street, Canton, MA 02021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 3, 2011

The Proxy Statement for the Special Meeting of Shareholders of H&Q Life Sciences Investors is available at www.edocumentview.com/HQFunds.

H&Q LIFE SCIENCES INVESTORS

April 1, 2011

Exhibit A

AMENDMENT NO. 2, DATED AS OF [•], 2011, TO DECLARATION OF TRUST OF H&Q LIFE
SCIENCES INVESTORS

WHEREAS, H&Q Life Sciences Investors (the “Trust”) was established as a Massachusetts business trust by the Declaration of Trust dated February 20, 1992 (the “Declaration of Trust”);

WHEREAS, the trustees of the Trust (the “Trustees”) have determined that the Declaration of Trust should be amended as hereinafter set forth (the “Amendment”);

WHEREAS, on                 , 2011 the shareholders of the Trust approved the Amendment in accordance with Section 8.3 of the Declaration of Trust;

NOW, THEREFORE, IT IS agreed as follows:

1.             Amendment to the Declaration of Trust.  Section 3.4 of the Declaration of Trust is hereby amended to delete the phrase “; provided, however, that any repurchase of Shares may be made only if Shares are trading at a purchase price that is 10% or more below net asset value per Share and the Fund may purchase the Shares only at a purchase price that is 10% or more below net asset value per Share.” from the end of Section 3.4, such that Section 3.4 shall read in its entirety as follows:

“The Trustees shall have the power to issue, sell, purchase, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII and VIII hereof, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the 1940 Act and the laws of the Commonwealth of Massachusetts governing business corporations.”

2.             Defined Terms; Confirmation of Other Terms of the Declaration of Trust.  Any capitalized or other term used herein and not defined herein and which is defined in the Declaration of Trust, shall have the meaning assigned to it in the Declaration of Trust.  The Declaration of Trust, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

3.             Effective Date. This Amendment shall be effective as the date of its execution.

4.             Counterparts. This instrument may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the        day of                       , 2011 hereunto set their hands as of the date first above written.

/s/

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▪	INTERNET – www.[•]

Use the Internet to vote your proxy until [•] p.m. (ET) on [•], 2011.

▪	PHONE – 1-800-[•]

Use a touch-tone telephone to vote your proxy until [•]p.m. (ET) on [•], 2011.

▪	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Voting your Proxy by Internet or Telephone
Please • have your Proxy Card and the last four digits of your Social  Security Number or Tax Identification Number available.

You do • NOT need to mail back your Proxy Card.

H&Q LIFE SCIENCES INVESTORS

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  ☒

Special Meeting Proxy Card

A. Proposal - Amendment to the Declaration of Trust

The Board of Trustees recommends a vote FOR the Amendment to the Declaration of Trust in Proposal 1.

1.       To approve and adopt the Amendment to the Declaration of Trust as discussed in the attached proxy statement:
For  ☐   Against  ☐   Abstain  ☐

2.       In their discretion, on all other business that may properly come before the Special Meeting and any adjournment(s) or postponement(s) thereof.

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign this proxy as your name appears on the books of the Fund.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) – Please print date below	Signature 1 – Please keep signature within box	Signature 2 – Please keep signature within box

/ /

Proxy - H&Q LIFE SCIENCES INVESTORS

Proxy for the Special Meeting of Shareholders to be held May 3, 2011

This Proxy is Being Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints Daniel R. Omstead, Ph.D., Lucinda H. Stebbins, CPA and Oleg M. Pohotsky, and each of them, proxies of the undersigned, with full powers of substitution, to vote at the Special Meeting of Shareholders of H&Q LIFE SCIENCES INVESTORS (the “Fund”) to be held on May 3, 2011 at 9:00 A.M. Eastern Time, at the Fund’s offices, 2 Liberty Square, 9th Floor, Boston, Massachusetts 02109, and at any adjournment(s) or postponement(s) thereof, all the shares of the Fund outstanding in the name of the undersigned as follows on the reverse of this card.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.